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                             EMPLOYMENT AGREEMENT
                             --------------------


  This EMPLOYMENT AGREEMENT (this "Agreement") is by and between Prime Medical Operating, Inc., a Delaware corporation ("Employer") and William J. Walsh, an individual ("Employee") and shall be effective as of April 1, 1997 (the "Effective Date").

                                   RECITALS:

  WHEREAS, Employee desires to enter into the employment of Employer, and Employer desires to employ Employee provided that, in so doing, it can protect its confidential information, business, accounts, patronage and goodwill.

  NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth below, the parties hereto agree as follows:

  1.  Term; Termination.
      -----------------

      1.1. Employer hereby hires Employee and Employee accepts such employment for a two (2) year term commencing on the Effective Date.

      1.2. After expiration of the two (2) year term described in Section 1.1 above, this Agreement shall remain in full force and effect unless and until either party gives the other at least six (6) months prior written notice of its determination to terminate this Agreement.
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            1.3. This Agreement shall be automatically terminated on the death of Employee or on the permanent disability of Employee if Employee is no longer able to perform in all material respects the usual and customary duties of its employment hereunder. For purposes hereof, any condition which in reasonable likelihood is expected to impair Employee's ability to materially perform its duties hereunder for a period of three (3) months or more shall be considered to be permanent.

            1.4.  Employer may terminate this Agreement for cause if:

            (a) Employee is convicted of an offense constituting a felony or involving moral turpitude; or

            (b) in any material or substantial way, Employee (i) violates any rule, regulation, practice or policy of the Employer; (ii) violates any provision of this Agreement; (iii) is materially dishonest in the performance of its duties hereunder or engages in a material conflict of interest with the Employer that is not fully disclosed to and approved by the President of Employer; (iv) fails to follow reasonable instructions or directions from the President of Employer, or any other person authorized by the Board of Directors to give such instructions (for purposes of this Agreement, the President of Employer and/or such other authorized persons are collectively referred to as the "President"); or (v) fails to perform the services required pursuant to this Agreement.
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    A notice of termination pursuant to this Section 1.4 shall be in writing and shall state the alleged reason for termination. Employee, within not less than fifteen (15) nor more than thirty (30) days after such notice, shall be given the opportunity to appear before the Board of Directors of the Employer, or a committee thereof, to rebut or dispute the alleged reason for termination. If the Board of Directors or committee determines, by a majority of the disinterested directors, after having given Employee the opportunity to rebut or dispute the allegations, that such reason is indeed valid, Employer may immediately terminate Employee's employment under this Agreement for cause. Immediately upon giving the notice contemplated by this paragraph, Employer may elect, during the pendency of such inquiry, to relieve Employee of Employee's regular duties.

      1.5.  Upon termination, Employee shall be entitled to the following:

            (a) If this Agreement and Employee's employment is terminated pursuant to Section 1.3 as a result of Employee's death or disability, or by Employee, then Employer shall pay Employee or Employee's representative, as the case may be, Employee's then-current base salary (excluding any bonuses and non-cash benefits) through the effective date of termination, and Employer shall have no further obligations hereunder.

            (b) If Employer terminates this Agreement and Employee's employment for cause pursuant to Section 1.4, or this Agreement is terminated at the end of its initial or any
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renewal term by either party, Employee shall not be entitled to receive any additional salary, bonus or benefits beyond those earned or accrued as of the effective date of the termination.

            (c) If Employer terminates this Agreement and Employee's employment without cause other than pursuant to the provisions of Section 1.2, then Employee shall be entitled to continue to receive the base salary that Employee was receiving immediately prior to such action by Employer, through the end of the then-current initial or renewal term of this Agreement.

            1.6. Any termination of this Agreement or Employee's employment shall not release either Employer or Employee from their respective obligations to the date of termination nor from the provisions of Section 4 hereof.

            2.   Duties of Employee.
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            2.1. During the period of employment hereunder, Employee shall devote substantially its entire time and best efforts to the business of Employer for the profit, benefit and advantage of Employer, and shall perform such other services as shall be designated, from time to time, by the President of Employer; provided, however, that this Section shall not be construed as preventing Employee from investing its personal assets in business ventures that do not compete with Employer or Employer's Affiliates (as hereinafter defined) or are not otherwise prohibited by this Agreement, and spending reasonable amounts of personal time in the management thereof. Employee shall use its best efforts to promote the interests of Employer and Employer's Affiliates,
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and to preserve their goodwill with respect to their employees, customers, suppliers and other persons having business relations with Employer. Employee agrees to accept and hold all such offices and/or directorships with Employer and Employer's Affiliates as to which Employee may, from time to time, be elected. For purposes of this Agreement, Employer's subsidiaries, parent companies and other affiliates are collectively referred to as "Affiliates."

        2.2. Subject to the approvals by and the ultimate supervision of the President of Employer, Employee during the term hereof shall serve as the Senior Vice President of a subsidiary of the Employer (the "Operating Subsidiary"). Subject to the control of the President and in compliance with its instructions and directives, Employee, as the Senior Vice President of a subsidiary of the Employer, shall have the responsibilities commensurate with such office and as provided in the Operating Subsidiaries' bylaws and other governing documents.

    3.  Salary; Expense Reimbursements.
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        3.1. As compensation for Employee's service under and during the term of this Agreement (or until terminated pursuant to the provisions hereof) Employer shall pay Employee a salary of $12,500 per calendar month (prorated for partial months), payable in accordance with the regular payroll practices of Employer, as in effect from time to time. Such salary shall be subject to withholding for the prescribed federal income tax, social security and other items as required by law and for other items consistent with Employer's policy with respect to health insurance and other
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benefit plans for similarly situated employees of Employer in which Employee may elect to participate.

        3.2. During the term of this Agreement, Employee also shall be entitled to two (2) weeks paid vacation per year and to receive such paid sick leave, insurance and other fringe benefits as are made available to other personnel of Employer in comparable positions, with comparable service credit and with comparable duties and responsibilities. Any benefits in excess of those granted other salaried employees of Employer shall be subject to the prior approval of the Board of Directors of Employer.

        3.3. In the discretion of the President of the Employer, and without implying any obligation on Employer ever to award a bonus to Employee, Employee may from time to time be awarded a cash bonus or bonuses for services rendered to the Employer during the term of Employee's employment under this Agreement. If and to the extent a bonus is ever considered for Employee, it is expected that any such bonus will be based not only on Employee's individual performance and Employee's relative position, service tenure and responsibilities with Employer, but also on the performance and profitability of the entire business of Employer. During the second full year of this Agreement, Employee and Employer may agree on a formula to be utilized in determining the amount of any bonus for Employee. In the event Employer and Employee so agree, both parties agree to execute an addendum to this Agreement specifying such bonus formula and the terms and conditions thereof.
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        3.4. Employer shall reimburse all reasonable out-of-pocket travel and business expenses incurred by Employee in connection with the performance of Employee's duties pursuant to this Agreement. Employer may also reimburse reasonable out-of-pocket moving costs incurred by Employee in connection with Employee's move to Austin, Texas, including two trips to Austin, Texas, by Employee's spouse, provided such reimbursable moving costs shall be mutually agreed upon by Employer and Employee. Employee shall provide Employer with a written accounting of Employee's expenses, on a form acceptable to Employer, together with supporting documentation, which satisfies applicable federal income tax reporting and record keeping requirements.

        3.5. The parties acknowledge and agree that Employee's employment duties hereunder are performable in Austin, Texas, subject to business travel commensurate with Employee's duties hereunder and as otherwise requested by Employer.

        4. Employee's Restrictive Covenants. In consideration of this Agreement,
           --------------------------------
the employment of Employee hereunder, the salary paid hereunder, and other good and valuable consideration the receipt and sufficiency of which Employee hereby acknowledges, Employee acknowledges and agrees that:

        4.1. (a) In Employee's position of employment, Employee will be exposed to confidential information and trade secrets ("Proprietary Information") pertaining to, or arising from, the business of Employer and/or Employer's Affiliates, that such Proprietary Information is unique and valuable and that Employer and/or Employer's Affiliates would suffer irreparable injury if this
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information were divulged to those in competition with Employer or Employer's
Affiliates. Therefore, Employee agrees to keep in strict secrecy and confidence, both during and after the period of Employee's employment, any and all information which Employee acquires, or to which Employee has access, during Employee's employment by Employer, that has not been publicly disclosed by Employer or Employer's Affiliates or that is not a matter of common knowledge by their respective competitors. The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Employer, marketing and other business and pricing strategies, and trade secrets of Employer and/or Employer's Affiliates.

         (b) Except with prior written approval of Employer, either during or after Employee's employment hereunder, Employee will neither: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Employer; nor, (ii) use Proprietary Information in any way. Upon termination of employment, whether voluntary or involuntary, within forty-eight
(48) hours of termination, Employee will deliver to Employer (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which Employee has prepared, that contain Proprietary Information or relate to Employer's or Employer's Affiliates' business, all other tangible Proprietary Information in Employee's possession or control, and all of Employer's and the Affiliates' credit
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cards, keys, equipment, vehicles, supplies and other materials that are in possession or under Employee's control.

        4.2. (a) During the Employee's employment hereunder and for a period of five (5) years after Employee ceases to be employed by the Employer, the Employee shall not, directly or indirectly, for Employee's own account or otherwise (i) solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by the Employer or Employer's Affiliates, any client, account or location of the Employer or Employer's Affiliates with which the Employee has had any contact as a result of its employment hereunder; or (ii) solicit for employment or employ any employee or former employee of the Employer or Employer's Affiliates.

             (b) For a period of five (5) years after the termination of the Employee's employment hereunder (except as provided in the last sentence of this paragraph), the Employee shall not, directly or indirectly, own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary or otherwise with any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which in any way provides physician practice management services within one hundred
(100) miles of any physician practice that is managed by Employer, the Operating Subsidiary or any other of Employer's Affiliates; provided, however, that (i)
                                                  --------  -------
Employee may own, directly or indirectly, securities of any entity traded on any national securities exchange
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or listed on the National Association of Securities Dealers Automated Quotation
System if Employee does not, directly or indirectly, own 3% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 3% or more of any class of equity securities, of such entity, and (ii) the one hundred (100) mile restriction shall only apply so as to prohibit Employee with respect to physician practice management businesses that are providing services to physicians of the same medical practice specialty as those being serviced by Employer, the Operating Subsidiary or any of Employer's Affiliates within the one hundred (100) mile restriction area at the time of Employee's termination.

        4.3. Employee understands and acknowledges damages at law alone will be an insufficient remedy for Employer and Employer will suffer irreparable injury if Employee violates the terms of this Agreement. Accordingly, Employer, upon application to a court of competent jurisdiction, shall be entitled to injunctive relief to enforce the provisions of this Agreement in the event of any breach, or threatened breach, of its terms. Employee hereby waives any requirement that Employer post bond or other security prior to obtaining such injunctive relief. Injunctive relief may be sought in addition to any other available rights or remedies at law. Employer shall additionally be entitled to reasonable attorneys' fees incurred in enforcing the provisions of this Agreement.

        5.   Miscellaneous.
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        5.1. This Agreement is performable in Travis County, Texas and is governed by the laws of Texas. This Agreement supersedes all prior understandings and agreements between the parties and contains the entire understanding of the parties hereto with respect to the subject matter hereof; and is binding upon the parties hereto, their successors and permitted assigns. Employer may assign its interest in this Agreement and all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by its assignee or successor in interest. The rights and obligations of Employee under this Agreement are personal to Employee, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

        5.2. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that shall, in no way, affect the validity or enforceability of any other provision of this Agreement and that provision shall be deemed modified to the minimum extent necessary to render it valid, legal and enforceable.

        5.3. No waiver by either the Employer or the Employee of a breach of any provision of this Agreement shall operate as or be construed as a waiver of any subsequent breach.
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EXECUTED by Employer and Employee to be effective for all purposes as of the
Effective Date provided above.


EMPLOYER:                           PRIME MEDICAL OPERATING, INC.


                                    By: /s/ Cheryl Williams
                                       -------------------------------------
                                    Printed Name: Cheryl Williams
                                                 ---------------------------
                                    Title:  Chief Financial Officer
                                           ---------------------------------
EMPLOYEE:

                                     /s/ William J. Walsh
                                    ----------------------------------------
                                    William J. Walsh